                                                                       EXHIBIT 5

             [Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]


                                      April 24, 2000


Alkermes, Inc.
64 Sidney Street
Cambridge, Massachusetts  02139

     Re:  Registration Statement on Form S-3 for Alkermes, Inc.

Ladies and Gentlemen:


     We have acted as counsel to Alkermes, Inc., a Pennsylvania corporation (the "Company"), and are rendering this opinion in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of 352,504 shares of the Company's common stock, par value $.01 per share (the "Registered Common Stock"), to be sold by the holder thereof as described in the Registration Statement (the "Selling Shareholder"). The Registered Common Stock consists of 161,188 shares (the "Issued Shares") which were issued upon conversion of the Company's 1999 Convertible Exchangeable Preferred Stock and 191,316 shares (the "Issuable Shares") which are issuable upon conversion of 191,316 shares of the Company's Non-Voting Common Stock, par value $.01 per share.



     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto and such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth, including the Company's Second Amended and Restated Articles of Incorporation, as amended (the "Articles"), the Company's By-Laws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Registered Common Stock and statements by certain officers of the Company.



     Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:



     1. The Issued Shares are duly authorized, legally issued, fully paid and non-assessable.

     2. The Issuable Shares have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Articles, will be validly issued, fully paid and non-assessable, assuming no change in applicable law.


     We express no opinion as to the law of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm in the section of the Registration Statement entitled "Legal Matters."

                                      Very truly yours,

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP